                                                                    Exhibit 10.2

               FIRST AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE
                                       OF
                     REAL PROPERTY AND ESCROW INSTRUCTIONS

     THIS FIRST AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY AND ESCROW INSTRUCTIONS ("Agreement") is made and entered into as of this 27th day of July, 2005, by and among TREIT-CITY CENTER WEST A, LLC, a Nevada limited liability company, as to an undivided 89.125% interest; NNN CITY CENTER WEST
A1, LLC, a Nevada limited liability company, as to an undivided 5.50% interest; NNN CITY CENTER WEST A3, LLC, a Nevada limited liability company, as to an undivided 5.35% interest; and NNN CITY CENTER WEST A4, LLC, a context requires, "Seller"); and PACIFICA BP DT, a California general partnership ("PBPDT"); and PACIFICA CITY CENTER, L.P., a California limited partnership ("PCC") (PBPDT and PCC together are referred to as "Buyer"), with reference to the following facts:

     RECITALS:

     A. Seller and PACIFICA REAL ESTATE GROUP, LLC, a California limited liability company ("Original Buyer"), previously executed that certain Agreement for Purchase and Sale of Real Property and Escrow Instructions dated as of July 13, 2005 (the "Purchase Agreement"), pursuant to which Seller agreed to sell to Original Buyer the "Property" described therein.

     B. Original Buyer thereafter assigned to PBPDT the right and duty to purchase the Property pursuant to that certain Assignment and Assumption Agreement dated effective July 19,2005, and PBDT thereafter assigned to PCC the right and duty to purchase an undivided 28.86% interest in the Property pursuant to that certain Assignment and Assumption Agreement dated effective July 26, 2005.

     C. Seller has agreed to convey to Buyer at the Closing an undivided fifty percent (50%) interest in the real property and improvements sometimes identified as "Lot 1A" and as Assessor's Parcel No. 138-22-712-006, the legal description of which is identified as "Parcel II" on the EXHIBIT A hereto (the "Common Parcel"), which contain parking facilities that serve both the Property being sold to Buyer and another adjacent parcel to which Seller is retaining title (such parcel that is being retained by Seller, the "Retained Parcel").

     D. The parties have agreed to execute this Amendment in order to memorialize (i) Seller's agreement to convey the Common Parcel to Buyer and
(ii) the parties' agreement that during the period of thirty (30) days following the Closing, they shall negotiate the terms of a tenancy-in-common agreement and amendments to the covenants, conditions and restrictions affecting the Common Parcel in order to address certain issues.

     E. All capitalized terms that appear in this Amendment shall have the meaning ascribed thereto in the Purchase Agreement.

     AGREEMENTS:

     NOW, THEREFORE, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. AMENDMENTS TO PURCHASE AGREEMENT. The Purchase Agreement is hereby amended as follows:

     1.1 CONVEYANCE OF COMMON PARCEL. Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, an undivided fifty percent (50%) interest in the Common Parcel. The parties agree that (a) One Million One Hundred Fifty-two Thousand Six Hundred Sixty Dollars ($1,152,660) of the Purchase Price otherwise payable to Seller for the Property (which represents fifty percent (50%) of the current tax-assessed value of the Common Parcel) shall be allocated to the purchase price of the Common Parcel, and (b) the remaining $29,647,340 of such Purchase Price shall be treated as the Purchase Price of the Property. Title to the Common Parcel shall be conveyed to Buyer subject to the exceptions to title appearing in that certain First Amendment to Title Commitment No. 02106688 dated as of July 25, 2005, other than (i) the lien for taxes due and payable prior to the Closing, (ii) exceptions nos. 18 and 19 (relating to a loan to Seller from The Manufacturers Life Insurance Company
(USA), and (iii) exception no. 20 (relating to a Tenants in Common Agreement amongst the parties constituting Seller).

     1.2 NEGOTIATION OF TIC AGREEMENT AND CC&RS. The parties (a) acknowledge that it is their intention that the Common Parcel be operated for the mutual benefit of the owner of the Property and the owner of the Retained Parcel and their respective successors and assigns, and (b) the parties agree that during the period of thirty (30) days following the Closing, the parties shall negotiate in good faith the terms and conditions of, and execute an agreement or other instrument memorializing their agreements with respect to (i) such issues as they agree to address in a tenants in common agreement between Seller and Buyer, in their respective capacities as the owners of the Common Parcel, in regard to the ownership and operation of the Common Parcel (including issues customarily addressed in an agreement amongst co-owners of property, including but not limited to obligations to bear maintenance and repair costs, the enforcement of claims for monies due, authority to incur costs, and first-refusal rights on sale of each party's undivided 50% interest in such Common Parcel other than to the purchaser of each party's respective wholly-owned parcel), and (ii) such amendments, if any, to the existing covenants, conditions, and restrictions encumbering title to the Property and the Retained Parcel as may be necessary or convenient for the efficient operation of the Common Parcel for the benefit of the owner of the Property and the Retained Parcel.

     1.3  ASSIGNMENT OF PNC LOAN. The parties:

          (a) BACKGROUND. Acknowledge that (i) Seller has submitted to PNC Bank, National Association ("Lender"), an application for a loan in the original principal amount of $21,000,000, has paid to Lender a nonrefundable "rate lock" deposit in the amount of $210,000, and has locked the rate of that loan at a rate of 5.0% per annum (the "Loan"), (ii) the parties had agreed that Seller would assign to Buyer at closing all rights to the Loan and the rate lock in exchange for a payment of Three Hundred Ten Thousand dollars ($310,000), and (iii) immediately prior to the Closing, Lender raised a concern with respect to one of the tenants at the Property (Sprint), and

          (b) POST-CLOSING NEGOTIATION. Agree that Buyer shall deposit with the Escrow Holder (as defined in the Purchase Agreement) at Closing the sum of Three Hundred Ten Thousand Dollars ($310,000) (the "Loan Fee") to be (i) invested in an interest-bearing account, with interest to accrue for the benefit of Buyer, and (ii) held, disbursed and accounted for in accordance with this Section 1.3(b). All interest earned on the Loan Fee shall be held in Escrow and disbursed to Buyer when the Loan Fee is released. Buyer and Seller further agree that during the period of seven (7) days following the

Closing, either (i) Buyer and Seller shall resolve all issues related to the Loan and execute a mutually agreeable assignment agreement (the "Assignment Agreement") assigning to Buyer all of Seller's rights with respect to the Loan, whereupon the Escrow Agent shall release the Loan Fee to Seller, or (ii) the Loan Fee shall automatically be released to Buyer, whereupon Seller shall be free to make other use of the Loan and the parties shall have no liability to each other with respect to the Loan.

2. MISCELLANEOUS. Except as expressly modified by Section 1, above, the Purchase Agreement is herby ratified and confirmed and remains in full force and effect. This Amendment may be executed in counterparts, each of which shall be deemed and original and all of which, taken together, shall be one and the same instrument, binding on each signatory thereto. A copy of this Amendment that is executed by a party and delivered by that party to one or more other parties by facsimile or by electronic mail shall be binding on the signatory to the same extent as a copy hereof containing that party's original signature.





                     [Signatures begin on following page.]

     IN WITNESS WHEREOF, the parties have executed this Amendment, effective as of the date first set forth above.

SELLER:

TREIT - City Center West A, LLC, a Nevada limited liability company

By:  Triple Net Properties, LLC, a Virginia limited
     liability company, Manager

     By: /s/ Anthony W. Thompson
     ------------------------------
     Name:  Anthony W. Thompson
     Title: Chief Executive Officer


NNN City Center West A1, LLC, a Nevada
limited liability company

By:  Triple Net Properties, LLC,
     a Virginia limited liability company, Manager

     By: /s/ Anthony W. Thompson
     ------------------------------
     Name:  Anthony W. Thompson
     Title: Chief Executive Officer


NNN City Center West A3, LLC, a
Nevada limited liability company

By:  Triple Net Properties, LLC,
     a Virginia limited liability company, Manager

     By: /s/ Anthony W. Thompson
     ------------------------------
     Name:  Anthony W. Thompson
     Title: Chief Executive Officer


NNN City Center West A4, LLC, a
Nevada limited liability company

By:  Triple Net Properties, LLC, a
     Virginia limited liability company, Manager

     By: /s/ Anthony W. Thompson
     ------------------------------
     Name:  Anthony W. Thompson
     Title: Chief Executive Officer


                    [Signatures continue on following page.]

                     [Signatures continued from prior page]


                                     BUYER:
                                     -----

PACIFICA BP DT, a California general partnership       PACIFICA CITY CENTER, L.P., a California
                                                       limited partnership
By  PACIFICA DOWNTOWN PLAZA, LP, a
    California limited partnership, its managing       By PACIFIC REAL ESTATE GROUP, LLC, a
    general partner                                    California limited liability company, its
                                                       general partner
    By PACIFIC REAL ESTATE GROUP, LLC,
       a California limited liability company,
       its general partner                             By /s/ Robert C. Gibbs
                                                          --------------------------------------
                                                          Robert C. Gibbs, its Manager
       By /s/ Robert C. Gibbs
          --------------------------------------
          Robert C. Gibbs, its Manager





            BUYER SIGNATURE PAGE TO FIRST AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY AND ESCROW INSTRUCTIONS

                                   ACCEPTANCE

     The undersigned agrees to the foregoing, and agrees to hold, invest, and disburse the "Loan Fee" (and all earnings on such Loan Fee) only in accordance with the foregoing Amendment.


                                                 LANDAMERICA COMMERCIAL SERVICES


                                                 By
-------------------------------                    -----------------------------
            Date                                   Name & title:

                                   EXHIBIT A

                       LEGAL DESCRIPTION OF COMMON PARCEL